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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

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                                      FORM 8-A/A
                                   AMENDMENT NO. 2

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                         PURSUANT TO SECTION 12(b) OR (g) OF THE
                              SECURITIES EXCHANGE ACT OF 1934

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                         CROSS-CONTINENT AUTO RETAILERS, INC.
                  (Exact name of registrant as specified in charter)


              DELAWARE                                   75-2653095
   (State or Other Jurisdiction of           (IRS Employer Identification No.)
           Incorporation)


      1201 SOUTH TAYLOR STREET                             79101
           AMARILLO, TEXAS                               (Zip Code)
   (Address of principal executive
              offices)

           (806) 374-8653
   (Registrant's telephone number,
        including area code)

Securities to be registered pursuant to Section 12(b) of the Act:



          Title of each Class                Name of each exchange on which
           to be so registered                  each is to be registered

 JUNIOR PREFERRED STOCK PURCHASE RIGHT           NEW YORK STOCK EXCHANGE


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: / /

Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
                              (Title of class)

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The undersigned registrant hereby amends the following items and exhibits or other portions of its Registration Statement on Form 8-A as follows:

     1.   ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Item 1 is hereby amended by adding the following paragraph:

          "On September 2, 1998, the Board of Directors of the Registrant amended (the "FIRST AMENDMENT") the Rights Agreement dated as of September 20, 1996 between the Registrant and The Bank of New York, as Rights Agent. The First Amendment, among other things, amend the definition of "Company Entity" to include Republic Industries, Inc. and its affiliates and associates provided that Republic Industries, Inc. and its affiliates will not be treated as a Company Entity with respect to any acquisition of Beneficial Ownership (as defined in the Rights Agreement) of Common Shares (as defined in the Rights Agreement), or in the event of any commencement of a tender offer or public disclosure of an intent to commence a tender offer that is not contemplated or permitted by that certain Agreement and Plan of Merger dated as of September 3, 1998 by and among the Registrant, Republic Industries, Inc. and RI/BG Merger Corp. or that certain Voting Agreement dated as of September 3, 1996 between and among Republic Industries and the stockholders named therein."

     2.   ITEM 2.  EXHIBITS.

          Item 2 is hereby amended by adding new Exhibit 1.2 as follows:

          "Exhibit 3     First Amendment to Rights Agreement dated as of
                         September 3, 1998, between Registrant and The Bank of
                         New York, as Rights Agent."

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 29, 1998               CROSS-CONTINENT AUTO RETAILERS, INC.



                                        By:  /s/ John W. Gaines
                                            -----------------------------------
                                            Name:   John W. Gaines
                                                   ----------------------------
                                            Title:  Vice President of Finance
                                                    and Treasurer
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